Exhibit 5.1

Watson, Farley & Williams LLP
May 20, 2014	1133 Avenue of the Americas New York, New York 10036 Tel +1 212 922 2200 Fax +1 212 922 1512

Teekay Offshore Partners L.P.

Teekay Offshore Finance Corp.

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton HM 08

Bermuda

Registration Statement on Form F-3

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of The Marshall Islands (“Marshall Islands Law”) and New York law (“New York Law”) for Teekay Offshore Partners L.P., a Marshall Islands limited partnership (the “Partnership”), and Teekay Offshore Finance Corp., a Marshall Islands corporation (“TOFC” and, together with the Partnership, the “Issuers”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (“Rules”), of a registration statement on Form F-3 (such registration statement and any additional registration statement filed pursuant to Rule 462(b) is referred to as the “Registration Statement”) for the registration of the sale from time to time of (i) common units to be issued by the Partnership (the “Common Units”), (ii) preferred units to be issued by the Partnership (the “Preferred Units”), including Preferred Units that are convertible into securities of the Partnership, and (iii) debt securities of the Issuers (the “Debt Securities” and collectively with the Common Units and Preferred Units, the “Securities”), which may be issued pursuant to a form of indenture, in substantially one of the forms filed as Exhibit 4.2 and Exhibit 4.3, respectively, to the Registration Statement (or in such other form included in a post-effective amendment to the Registration Statement or as otherwise incorporated by reference therein) (the “Indentures”), including debt securities convertible into or exchangeable for Common Units or Preferred Units. The Securities will be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).

In rendering this opinion, we have examined originals or photocopies of all such documents, including (i) the Registration Statement and the Prospectus, (ii) the Indentures, (iii) the certificate of limited partnership of the Partnership filed August 31, 2006 and the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated April 23, 2013 and the articles of incorporation of TOFC filed on May 14, 2014 and the bylaws of TOFC dated May 14, 2014 (the “Organizational Documents”), and (iv) such other papers, documents and certificates of public officials and certificates of representatives of the Partnership and its general partner, Teekay Offshore GP L.L.C., a Marshall Islands limited liability company (the “General Partner”), and of TOFC as we have deemed necessary. In such examination, we have assumed (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents

Watson, Farley & Williams LLP is a Delaware limited liability partnership. Any reference to a ‘partner’ means a member of Watson, Farley & Williams LLP, or a member or partner in an affiliated undertaking, or an employee or consultant with equivalent standing and qualification.

Watson, Farley & Williams LLP or an affiliated undertaking has an office in each of the cities listed.

London • New York • Paris • Hamburg • Munich • Frankfurt • Rome • Milan • Madrid • Athens • Singapore • Bangkok • Hong Kong

Teekay Offshore Partners L.P. Teekay Offshore Finance Corp. May 20, 2014	Page 2

submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. We have also assumed the power, authority and legal right of all parties (other than the Issuers) to the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments), and all parties to the Indentures (other than the Issuers), to enter into and perform their respective obligations thereunder, and the due authorization, execution and delivery of the Indentures by all parties thereto. We have further assumed the validity and enforceability of all documents under all applicable laws other than Marshall Islands Law and, with respect to the Indenture and the Debt Securities, New York Law. As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates.

We have also assumed that (i) the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments) shall have become effective under the Securities Act, (ii) a Prospectus Supplement, or, as applicable, term sheet, shall have been prepared and filed with the Commission describing the Securities offered thereby, (iii) the Securities shall be issued and sold in compliance with applicable U.S. federal, state and foreign laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement or term sheet, (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the applicable registrants and the other parties thereto, (v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (vi) any Securities consisting of Common Units or Preferred Units, including Common Units or Preferred Units issuable upon conversion, exchange or exercise of any Security, that may be issued under the Registration Statement, have been duly authorized and will be validly issued, and the certificates, if any, evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Issuers and, if necessary, the general partner of the Partnership, and (vii) the definitive terms of any Security, other than Common Units, offered pursuant to the Registration Statement will have been established in accordance with resolutions of the General Partner and, if necessary, the holders of outstanding Series A Cumulative Redeemable Preferred Units of the Partnership and the board of directors of TOFC, the Organizational Documents and applicable law.

With respect to the issuance and sale of any series of Preferred Units, we have further assumed that an appropriate statement of designation or similar instrument setting forth the preferential, deferred, qualified or special rights, powers, privileges, conditions or duties with respect to such series of Preferred Units, or an amendment to the Organizational Documents, will have been duly adopted and fixed by the General Partner (and, if necessary, approved by the holders of outstanding Series A Cumulative Redeemable Preferred Units of the Partnership) in a form to be described in a Prospectus Supplement, all in conformity with the requirements of the Organizational Documents and Marshall Islands Law, and such statement of designation or similar instrument or amendment shall have been filed with the Marshall Islands Registrar of Corporations.

With respect to the issuance and sale of any Debt Securities, we have further assumed that (i) the applicable Indenture will be duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the relevant Indenture will have been duly executed and delivered by the Issuers and the trustee named therein (the “Trustee”) substantially in the form examined by us and any applicable supplemental indenture will have

Teekay Offshore Partners L.P. Teekay Offshore Finance Corp. May 20, 2014	Page 3

been duly executed and delivered by the Issuers and the Trustee in accordance with the terms and conditions of the relevant Indenture regarding the creation, authentication and delivery of any supplemental indenture to the relevant Indenture, and (iii) such Debt Securities when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the General Partner and TOFC and (b) as provided in the relevant Indenture with respect thereto.

This opinion is limited to Marshall Islands Law, and only for purposes of Paragraph 6 below, New York Law, and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

1.	The Issuers are validly existing under Marshall Islands Law.

2.	The Issuers have the limited partnership and corporate power, as applicable, to enter into the Indentures.

3.	When the terms of the issuance and sale thereof have been duly authorized and approved by the General Partner, and when issued and delivered against payment therefor in accordance with the terms of the Organizational Documents, the applicable purchase, underwriting or similar agreement and the Registration Statement, Prospectus and Prospectus Supplement, the Common Units will be validly issued, fully paid and non-assessable.

4.	When the terms of the issuance and sale thereof have been duly authorized and approved by the General Partner, and, if necessary, the holders of outstanding Series A Cumulative Redeemable Preferred Units of the Partnership, and when issued and delivered against payment therefor in accordance with the terms of the Organizational Documents, the applicable purchase, underwriting or similar agreement and the Registration Statement, Prospectus and Prospectus Supplement, the Preferred Units will be validly issued, fully paid and non-assessable, and if the Preferred Units are convertible into Common Units or other Preferred Units, then such resulting Common Units or Preferred Units upon conversion will be (subject to compliance with the requirements set forth in this Paragraph and Paragraph 3 above), validly issued, fully paid and non-assessable.

5.	Upon the due execution and delivery of the relevant Indenture by the parties thereto substantially in the form examined by us, when (a) the specific terms of a particular Debt Security have been duly authorized by the Partnership and established in accordance with the relevant Indenture, and (b) such Debt Security has been duly executed, authenticated, issued for value and delivered in accordance with such Indenture, and if the Debt Securities are convertible into Common Units or Preferred Units, then such resulting Common Units or Preferred Units will be (subject to compliance with the requirements set forth in Paragraphs 3 and 4 above), validly issued, fully paid and non-assessable.

Teekay Offshore Partners L.P. Teekay Offshore Finance Corp. May 20, 2014	Page 4

6.	When, (a) the Issuers have taken all necessary partnership or corporate action, as applicable, to approve the issuance and terms of any such Debt Securities, (b) the applicable Indenture has been duly executed and delivered by each party thereto in accordance with the laws applicable to each party thereto, (c) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Issuers and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Issuers, (d) any Common Units or Preferred issuable upon the conversion of any such Debt Securities, if applicable, have been duly and validly authorized for issuance (subject to compliance with the requirements set forth in Paragraphs 3 and 4 above), and (e) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and the applicable purchase, underwriting or similar agreement, upon payment of the consideration for such Debt Securities as provided for in the applicable purchase agreement, such Debt Securities will constitute valid and legally binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

We express no opinion concerning the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of U.S. federal or state securities or blue sky laws.

We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement and to the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related Rules.

Very truly yours,

/s/ Watson, Farley & Williams LLP